Exhibit 99.1

The Brownie’s Marine Group of Companies products will be on display at the Ft. Lauderdale International Boat Show in Fort Lauderdale, FL

Pompano Beach, FL, October 28, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer, and distributor of tankless dive equipment as well as high-pressure air and industrial compressors in the marine industry, will have all of their brands and products on display at the Ft. Lauderdale International Boat Show (October 27-31, 2021) at the Ft. Lauderdale convention center and marinas at Bahia Mar.

“The Ft. Lauderdale International Boat Show has always been an integral part of connecting the Brownie’s lines of product with the yachting and boating communities around the world. It is a great opportunity to showcase our products through our retail partners throughout the many venues of the show. We will we be introducing BLU3’s Nomad to the market, but also we will be displaying our Lithium Ion powered SeaLiOn Third Lung system, both with various placements throughout the show.” Said Chris Constable, CEO of Brownie’s Marine Group, Inc. “With the show back to full capacity this year we are happy to support our retail partners in exposing this broad market of consumers to all of our brands.”

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has four subsidiaries: Trebor Industries, Inc., dba as “Brownie’s Third Lung”; BLU3, Inc., manufacturer of the Nemo and Nomad; Brownie’s High-Pressure Services, Inc., dba LW Americas and Submersible Systems Inc., manufacturer of Spare Air The Company is headquartered in Pompano Beach, Florida with offices in Huntington Beach, CA.

For more information, visit: BrowniesMarineGroup.com.

About Ft. Lauderdale International Boat Show

The Fort Lauderdale International Boat Show is the greatest boat show on the seven seas. Owned by the Marine Industries Association of South Florida (MIASF) and produced by Informa Markets, the Fort Lauderdale International Boat Show (FLIBS) is recognized as the largest in-water boat show in the world.

Located steps from the beach in sunny South Florida, FLIBS spans nearly 90 acres across three million square feet of exhibit space that is connected by an intricate network of water and ground transportation services. The five-day show attracted over 100,000 attendees and 1,000 exhibitors representing 52 countries with more than 1,300 boats on display in 2019. Products range from sunglasses to superyachts and everything in between. The show takes place October 27-31.

For more information, visit: FLIBS.com

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.
Contact Information: (954)-462-5570
investors@browniesmarinegroup.com

Brownie’s Marine Group, Inc